Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly report of ThermoGenesis Corp. (the "Company") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, Philip H. Coelho, Chief Executive Officer and Renee M. Ruecker, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

          (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: May 12, 2003                 /s/Philip H. Coelho
                                    --------------------------------------------
                                    Philip H. Coelho,
                                    Chief Executive Officer
                                    (Principal Executive Officer)



                                    /s/Renee M. Ruecker
                                    --------------------------------------------
                                    Renee M. Ruecker,
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)